UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 16, 2010
Date of Report (Date of earliest event reported)

ESP RESOURCES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-52506	98-0440762
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1255 Lions Club Road Scott, LA	70583
(Address of principal executive offices)	(Zip Code)

(337) 706-7056
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 16, 2010, ESP Resources, Inc. signed a $5 million purchase agreement with Lincoln Park Capital Fund, LLC (“LPC”), an Illinois limited liability company.  Upon signing the agreement, ESP Resources, Inc. received $100,000 from LPC as an initial purchase under the $5 million commitment in exchange for 666,667 shares of our common stock and warrants to purchase 666,667 shares of our common stock at an exercise price of $.20 per share.  We also entered into a registration rights agreement with LPC whereby we agreed to file a registration statement related to the transaction with the U.S. Securities & Exchange Commission (“SEC”) covering the shares that may be issued to LPC under the purchase agreement.  After the SEC has declared effective the registration statement related to the transaction, we have the right, in our sole discretion, over a 30-month period to sell our shares of common stock to LPC in amounts up to $500,000 per sale, depending on certain conditions as set forth in the purchase agreement, up to the aggregate commitment of $5 million.

There are no upper limits to the price LPC may pay to purchase our common stock.  The purchase price of the shares related to the $4.9 million of future funding will be based on the prevailing market prices of our shares immediately preceding the time of sales without any fixed discount, and the we will control the timing and amount of any future sales of shares to LPC.  LPC shall not have the right or the obligation to purchase any shares of our common stock on any business day that the price of our common stock is below $.10.

In consideration for entering into the $5 million agreement, we issued to LPC 1,181,102 shares of our common stock as a commitment fee and shall issue up to 1,181,102 shares pro rata as LPC purchases the remaining $4.9 million.  The purchase agreement may be terminated by us at any time at our discretion without any cost to us.  Except for a limitation on variable priced financings, there are no financial or business covenants, restrictions on future fundings, rights of first refusal, participation rights, penalties or liquidated damages in the agreement.  The proceeds received by us under the purchase agreement are expected to be used for working capital purposes.

The foregoing description of the purchase agreement and the registration rights agreement are qualified in their entirety by reference to the full text of the purchase agreement and the registration rights agreement, a copy of each of which is attached hereto as Exhibit 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description of Exhibit

10.1	Purchase Agreement, dated as of September 16, 2010, by and between the Company and Lincoln Park Capital Fund, LLC

10.2	Registration Rights Agreement, dated as of September 16, 2010, by and between the Company and Lincoln Park Capital Fund, LLC

10.3	Form of Warrant issued to Lincoln Park Capital Fund, LLC

99.1	Press release dated September 20, 2010.

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SIGNATURES

ESP RESOURCES, INC.

Dated: September 20, 2010	By:	/s/ David Dugas
David Dugas
President

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